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                                                                     Exhibit 4.3

                             CERTIFICATE OF TRUST OF
                          METROPOLITAN CAPITAL TRUST II


         THIS Certificate of Trust of Metropolitan Capital Trust II (the "Trust"), dated February 23, 1999, is being duly executed and filed by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. ss.3801 et seq.) (the "Act").

         1. Name. The name of the business trust formed hereby is Metropolitan Capital Trust II.

         2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware, 19890-0001, Attention:
Corporate Trust Administration.

         3. Effective Date. This Certificate of Trust shall be effective upon filing.

         IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.




                                       WILMINGTON TRUST COMPANY, not
                                       in its individual capacity but solely as trustee

                                       By: /s/ Donald G. MacKelcan
                                           -----------------------
                                           Name:   DONALD G. MACKELCAN
                                           Title: ASSISTANT VICE PRESIDENT




                                                         STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                      FILED 08:30 AM 02/23/1999
                                                         991070526 - 3008541